REGISTRATION STATEMENT

As filed with the Securities and Exchange Commission on March 31, 2023

Registration No. 333-269338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SeaStar Medical Holding Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	85-3681132
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.

3513 Brighton Blvd, Suite 410

Denver, CO 80216

(844) 427-8100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Schlorff

Chief Executive Officer

3513 Brighton Blvd.

Suite 410

Denver, CO 80216

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Albert Lung, Esq. Morgan,

Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, California 94304

Tel: (650) 843-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (the “Amendment No. 2”) pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statement. This Amendment No. 2 does not register any additional securities and relates solely to securities registered previously, but not yet sold. All filing fees payable in connection with the registration of the securities were previously paid in connection with the filing of the Registration Statement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

(b) Exhibits. The following exhibit is filed as part of this Registration Statement:

Exhibit Number	Exhibit

23.1	Consent of Armanino LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 31, 2023.

SEASTAR MEDICAL HOLDING CORPORATION

By:	/s/ Eric Schlorff
Name: Eric Schlorff
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-1 registration statement has been signed by the following persons in the following capacities on March 31, 2023.

Name	Title	Date

/s/ Eric Schlorff	Chief Executive Officer and Director	March 31, 2023
Eric Schlorff	(Principal Executive Officer)

/s/ Caryl Baron*	Interim Chief Financial Officer
Caryl Baron	(Principal Financial and Accounting Officer)	March 31, 2023

/s/ Rick Barnett*
Rick Barnett	Chairman of the Board of Directors	March 31, 2023

/s/ Kenneth Van Heel*
Kenneth Van Heel	Director	March 31, 2023

/s/ Andres Lobo*
Andres Lobo	Director	March 31, 2023

/s/ Allan Collins*
Allan Collins	Director	March 31, 2023

/s/ Bruce Rodgers*
Bruce Rodgers	Director	March 31, 2023

/s/ Richard Russell*
Richard Russell	Director	March 31, 2023

*	Indicates that such individual signed their name pursuant to the power of attorney previously filed as Exhibit 24 to this Registration Statement.